TERMS AGREEMENT

                                                        October 6, 1997

ARISTAR, INC.
1201 Third Avenue
Suite 1500
Seattle, Washington 98101

Dear Sirs:

     We (the "Underwriters" and the "Representatives") understand that Aristar, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 6.30% Senior Notes due October 1, 2002 (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters hereby offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth opposite their respective names below at 99.245% of the principal amount thereof, together with accrued interest thereon, if any, from October 9, 1997 to (but not including) the Delivery Date. Principal Underwriter Amount

Lehman Brothers Inc............................................    $45,000,000
Chase Securities Inc...........................................     45,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated. ...........     45,000,000
First Union Capital Markets Corp. .............................     15,000,000
                                                                    ----------
     Total.....................................................   $150,000,000
                                                                   ===========

     The Underwritten Securities shall have the following terms:

Date of maturity:  October 1, 2002

Interest rate:     6.30% per annum, payable semiannually

Initial public
  offering price:  99.695%, plus accrued interest, if any, from October 9, 1997 to (but not including) the Delivery Date

Interest payment
  dates:          April 1 and October 1, commencing April 1, 1998

Redemption
  provisions:     The Underwritten Securities are not redeemable


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


                                      2



Form:       The  Underwritten  Securities are to be issued in the form of one or more global securities registered in the name of The Depository Trust Company or its nominee (the "Depositary"); delivery of the Underwritten Securities at closing will be made through the facilities of the Depositary

Specified funds for
  payment of purchase
  price:          Wire transfer of immediately available funds

Specified address for
  notices:                 Lehman Brothers Inc.
                           Three World Financial Center
                           New York, New York  10285

Delivery Date:             10:00 A.M., New York City time, on October 9, 1997

Place of closing:          Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017

     The Underwriters hereby confirm that they have furnished to the Company in writing the following information for inclusion in the Company's Prospectus Supplement dated October 6, 1997 to the Company's Prospectus dated June 23, 1997 relating to the Underwritten Securities (the "Prospectus Supplement"): (i) the last paragraph at the bottom of the cover page of the Prospectus Supplement concerning the terms of the offering by the Underwriters; (ii) the first paragraph on page S-2 of the Prospectus Supplement concerning over-allotment and stabilization by the Underwriters; (iii) the table on page S-6 of the Prospectus Supplement concerning the principal amount of the underwritten Securities to be purchased by each underwriter; (iv) the second paragraph below the table on page S-6 of the Prospectus Supplement concerning the public offering price, concession and discount; and (v) the second sentence of the seventh paragraph below the table on page S-6 of the Prospectus Supplement concerning market making by the Underwriters.

     All of the provisions contained in the document entitled "Aristar, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated October 6, 1997 (the "Basic Provisions"), a copy of which you have previously furnished to us, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that (a) the term "Registration Statement", as used in the Basic Provisions, shall also include the registration statement on Form S-3 (File No. 33-58361) filed by the Company under the Act; (b) the Company also represents to the Underwriters that, to the best of its knowledge, Deloitte & Touche, L.L.P. are independent accountants as required by the Act and the Rules and the Regulations; and (c) the obligations of the Underwriters described in Paragraph 9 of the Basic Provisions shall also be subject to their receipt on the Delivery Date of a letter from Deloitte & Touche L.L.P. of the type described in Paragraph 9(g) of the Basic Provisions. Terms defined in such Underwriting Agreement Basic Provisions are used herein as therein defined.

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




     Please accept this offer no later than 6:00 P.M., New York City time, on October 6, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement dated October 6, 1997, to purchase the Underwritten Securities on the terms set forth therein."


                                   Very truly yours,

                                   LEHMAN BROTHERS INC.
                                   CHASE SECURITIES INC.
                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                                   FIRST UNION CAPITAL MARKETS CORP.

                                   By:  LEHMAN BROTHERS INC.


                                        By /s/ Nelson Soares
                                        Nelson Soares, Managing Director



Accepted:

ARISTAR, INC.


By      /s/ Marangal Domingo
        Marangal Domingo, Senior Vice President
        and Treasurer



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